Exhibit 10.17

CONVERTIBLE PROMISSORY NOTE

CARDTREND INTERNATIONAL, INC.

and

RBSM  LLP

May 5, 2008

CONVERTIBLE PROMISSORY NOTE

$ 200,000.00                                                                                          Seattle, Washington
 May 5, 2008

FOR VALUE RECEIVED, and settlement of all past services, Cardtrend International, Inc., a Nevada corporation (“CTDR”), promises to pay to the order of  RBSM LLP  , or assigns (the “Holder”), the sum of TWO HUNDRED  THOUSAND  DOLLARS  ($200,000.00) in legal and lawful money of the United States of America, with the simple interest thereon from May 5, 2008  (the “Loan Date”), at the rate of seven percent (7%) per annum, pursuant to the terms and conditions outlined in this Convertible Promissory Note (the “Note”).

I

PAYMENT OBLIGATIONS

1.1           Maturity.  CDTR shall repay the unpaid principal in full, together with all accrued and unpaid interest thereon and all other amounts then due hereunder, upon the six (6) month anniversary of the Loan Date, unless sooner (i) accelerated; (ii) paid in full; or, (iii) converted as provided under Section 2.1, below.

1.2           Interest.  Interest shall accrue on the unpaid principal balance of this Note commencing on the Loan Date at the aforesaid rate and continuing until repayment of this Note, in full. Interest shall be computed on the unpaid principal hereunder on the basis of a three hundred sixty (360) day year and the actual days elapsed from the Loan Date.

1.3           Prepayments.  CDTR shall have the right, at any time, to prepay any unpaid principal or interest due hereunder. All payments shall be applied to costs of collection (if any) first, then to accrued interest, and with the remainder, if any, applied in reduction of the principal sum due hereunder. Notice of any prepayment shall be given by mail at least ten (10) days prior to the prepayment date. No further interest will accrue on the portion of the Note to be prepaid from and after the date fixed for prepayment if payment of the prepayment amount has been made or duly provided for.

1.4           Delivery of Payments.  All payments under this Note, whether of principal or interest costs of collection, shall be made to Holder in lawful money of the United States at such place as Holder shall designate in writing to CDTR .

1.5           Illegality.  Nothing in this Note shall be construed or shall operate, either presently or prospectively, (a) to require CDTR  to pay interest at a rate greater than is at any time lawful in such case to contract for but shall require payment of interest only to the extent of such lawful rate, or (b) to require CDTR to make any payment or do any act contrary to law. If it should be held that the interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder (whether included in the face amount or otherwise) shall be reduced to the maximum amount permitted by law, and any excess of the said maximum amount permitted by law shall be cancelled automatically and, at the option of Holder, if theretofore or thereafter paid, shall be either refunded to CDTR or credited to the principal balance of this Note (without prepayment penalties) and applied to the payment of the last maturing installment or installments of the indebtedness evidenced hereby (whether or not then due and payable) and not to the payment of interest.

1.6           Unsecured Obligation. The Note is not secured and no mortgage, security, or lien is or shall be granted by CDTR upon its assets as collateral security for the obligations of CDTR evidenced by this Note.

II

CONVERSION RIGHTS

2.1           Conversion. Upon maturity of the note, should CDTR not pay the Holder the principal and interest due, the Holder shall have the right, and shall exercise such right, to convert all principal and interest due into CDTR common stock at a price equal to the average closing bid price per common share during the five (5) days preceding the date  of maturity.

2.2           Reservation of Securities. CDTR shall reserve, for the life of this Note, such Conversion Securities as Holder is entitled to receive upon conversion of the Note. CDTR will take any action as is reasonably necessary to ensure that there is a sufficient quantity of such Conversion Securities into which the Note can be converted.

2.3           Costs.  CDTR shall pay all documentary, stamp, transfer, or other transactional taxes attributable to the issuance or delivery of the Conversion Securities upon conversion of all or any portion of this Note, but specifically excluding the tax liability of Holder.

2.4           Approvals. If any shares of Conversion Securities to be reserved for the purpose of conversion of all or any portion of this Note require registration with or approval of any governmental authority under any law before such shares may be validly issued or delivered upon conversion, then CDTR will use its best efforts to secure such registration or approval, as the case may be.

2.5           Valid Issuance.  All shares of Conversion Securities issued upon conversion of all or any portion of this Note will, upon such issuance, be duly and validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof, and CDTR shall take no action that will cause a contrary result.

2.6           Execution of Additional Agreements.  Holder agrees that upon conversion of this Note into Conversion Securities, Holder will not unreasonably withhold its consent to enter into any and all such additional documents to reflect that all such Conversion Securities are issued pursuant to and in accordance with Rule 144 of the Securities Act of 1933 and that Holder is an “accredited investor”, as that term is defined under Rule 501(a) of the Securities Act of 1933.

III

DEFAULTS; REMEDIES; ACCELERATION RIGHTS

3.1           Events of Default.  The term “Event of Default”, as used in this Note, shall mean any one of the following (regardless of the reason or cause of such Event of Default):

(a)           CDTR fails to make a payment, when due, of any principal or interest due on this Note, and such default continues for a period of fifteen (15) days after receipt of written notice from Holder;

(b)           The entry of any decree or order by a court having jurisdiction adjudging  CDTR a debtor or insolvent, or approving as property filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of CDTR under the Bankruptcy Code or any other applicable federal or state law, the appointment of a receiver, liquidation, assignee, trustee, sequestrator, or other similar official of CDTR, or of any substantial part of the property of CDTR, and the continuance of any such decree or order unstayed, undischarged, or undismissed and in effect for more than ninety (90) consecutive days;

(c)           Institution by CDTR of proceedings, under the Bankruptcy Code or any other applicable federal or state law, seeking an order for relief, or the consent of CDTR to the institution of bankruptcy or insolvency proceedings against CDTR, or the consent by CDTR to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or other similar official of or for CDTR or any substantial part of the property of CDTR, or the making by CDTR of any assignment for the benefit of creditors;

(d)           A material breach by CDTR of any other term or provision of this Note, which breach continues for twenty (20) days after CDTR knows or should have known of such breach; or

(e)           CDTR shall adopt a plan of liquidation or dissolution.

3.2           Remedies.  If any Event of Default occurs, the Holder, by written notice to CDTR, may declare the entire unpaid principal of this Note and accrued interest thereon due and payable and such principal and accrued interest shall thereupon become due and payable without  presentment, notice, protest, or demand of any kind (all of which are expressly waived by CDTR). Upon an Event of Default and acceleration under this Section 3.2, Holder will have full recourse against any tangible or intangible assets of CDTR and may pursue any legal or equitable remedies available to it hereunder to collect and otherwise enforce this Note. Holder shall have a full right of offset for any amounts due upon such Event of Default against any amounts payable by Holder to CDTR. If the Holder employs counsel to enforce this Note by suit or otherwise, CDTR will reimburse the Holder for all costs of suit and other expenses in connection therewith, whether or not suit is actually instituted, together with reasonable attorney's fee for collection, together with interest on any judgment obtained by the Holder, including interest , judicial or foreclosure sale until actual payment is made to the Holder of the full amount due the Holder.

IV

COVENANTS

4.1           Affirmative Covenants.  Until the entire principal amount of this Note and all accrued interest and other amounts due hereunder have been paid in full, CDTR hereby covenants as follows:

(a)           CDTR will not without the prior written consent of Holder, directly or indirectly, pay any cash dividends or make any cash distributions on, or repurchase with cash any shares of, its capital stock.

V

ADDITIONAL PROVISIONS

5.1           Waiver.  The granting, without notice, of any extension or extensions of time for payment of any sum or sums due hereunder, or for the performance of any covenant, condition or agreement contained herein, or the granting of any other indulgences to CDTR, or any other modification or amendment of this Note shall in no way release or discharge the liability of CDTR, or of any endorser, guarantor or other person secondarily liable for this Note. CDTR and any other persons presently liable hereon agree that additional makers, endorsers, guarantors or sureties may become parties hereto or liable hereon without notice to them and without affecting their liability hereunder.  Unless agreed to the contrary in writing, failure or delay on the part of Holder to enforce any provision of this Note shall not be deemed a waiver of any such provision, nor shall the Holder be estopped from enforcing any such provision at a later time.

5.2           Entire Agreement.  This Note, and all references herein, contains the entire understanding among the parties hereto and supersedes any and all prior written or oral agreements, understandings, and negotiations between them respecting the subject matter contained herein. Each and every provision of this Note is severable and independent of any other term or provision of this Note. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Note.

5.3           Governing Law.  This Note shall be governed by the laws of the Commonwealth  of Virginia , without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth  of Virginia a or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth  of Virginia . If any legal action, including arbitration, is necessary to enforce the terms and conditions of this Note, the prevailing party shall be entitled to costs and reasonable attorney’s fees.
5.4           Additional Documentation.  The parties hereto agree to execute, acknowledge, and cause to be filed and recorded, if necessary, any and all documents, amendments, notices, and certificates which may be necessary or convenient under the laws of the State of California.

5.5           Amendment and Assignability.  This Note may be amended or modified only by a writing signed by all parties. This Note is not assignable by either party without the expressed written consent of all parties, except that the Holder may assign this Note to any entity which is directly controlled by the Holder.

5.6           Preparation of the Note.  This Note is the result of negotiations by and between the parties, and each party has had the opportunity to be represented by independent legal counsel of its choice. This Note is the product of the work and efforts of all parties, and shall be deemed to have been drafted by all parties. In the event of a dispute, no party hereto shall be entitled to claim that any provision should be construed against any other party by reason of the fact that it was drafted by one particular party.

5.7           Successors and Assigns.  This Note shall be binding upon CDTR and its successors and assigns.

5.8           Execution of Note.  This Note may be executed in any number of original, fax , copied, or electronic counterparts, and all counterparts shall be considered together as one agreement. A faxed, electronic, or copied counterpart shall have the same force and effect as an original signed counterpart. Each of the parties hereby expressly forever waives any and all rights to raise the use of a fax machine or E-Mail to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or E-Mail, as a defense to the formation of a contract.

5.9	Piggy Back Registration Rights. Stock issued for payment of this note shall have first right for registration as an addition to a registration statement being filed for CDTR.

5.10         CONFESSION OF JUDGMENT; WARRANT OF ATTORNEY.
CDTR  HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF VIRGINIA, OR ELSEWHERE, TO APPEAR FOR MAKER AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT IN ANY ACTION BROUGHT AGAINST MAKER ON THIS NOTE AT THE SUIT OF THE PAYEE, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST CDTR, AND ALL OR ANY OF THEM, FOR THE ENTIRE UNPAID PRINCIPAL OF THIS NOTE OR OTHER AMOUNTS DUE UNDER THE SECURITY AGREEMENT, AND ALL ARREARAGES OR INTEREST THEREON, TOGETHER WITH COSTS OF SUIT AND OTHER EXPENSES IN CONNECTION THEREWITH, AND TOGETHER WITH REASONABLE ATTORNEY'S FEES, AND FOR DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM  TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER.

 5.11   NOTICES.
Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Seller and Buyer as follows:

Holder:                                                 Peter Stefanou
Partner
RBSM LLP
1360 Beverly Road
Suite 103
McLean, VA 22101-3621
Fax:           (703) 448-3515

Payor:                                                  Cardtrend International, Inc.
800 5th Avenue
Suite 4100
800 5th Avenue
Seattle, Washington
King K. Ng, President
Fax: 206.470.1150

Notices shall be deemed properly delivered and received: (i) the same day when personally delivered; or (ii) one day after deposit with Federal Express or other comparable commercial overnight courier; or (iii) the same day when sent by confirmed facsimile.

VI

EXECUTION AND ACCEPTANCE

This Note has been duly executed by the parties, and shall be effective as of and on the Loan Date set forth above.

PAYOR:                                                                                      HOLDER:
Cardterend International, Inc.                                                                         RBSM LLP,
a Nevada corporation                                                                                    a Pennsylvania Limited Liability Partnership

BY:         KING K. NG                                                         BY:         PETER STEFANO

NAME:  King K. Ng                                                                                     NAME:   Peter Stefano

TITLE:   CEO & Director                                                                              TITLE:    Partner

DATED: July 28, 2008                                                                                   DATED: July 28, 2008